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                                   EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                               DECATUR CORPORATION


TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

         Pursuant to Section 490.1106(1)(e) of the Iowa Business Corporation Act, the Articles of Incorporation of Decatur Corporation, an Iowa corporation, are hereby amended in their entirety to read as follows, effective immediately after the effective time of the merger (the "Merger") of Spectrum Bancorporation, Inc., a Delaware corporation; and Rushmore Financial Services, Inc., a Nebraska corporation, into Decatur Corporation.

                                    ARTICLE I

                                      NAME

         The name of the corporation is Spectrum Bancorporation, Inc. (herein the "Corporation"), an Iowa corporation, formerly known as Decatur Corporation.

                                   ARTICLE II

                                REGISTERED OFFICE

         The address of the Corporation's registered office in the State of Iowa is 111 North Main, Leon, Iowa 50144-1447. The name of the registered agent is Terry Geiger.

                                   ARTICLE III

                                     POWERS

         The purpose for which the Corporation is organized is to act as a bank holding company and to transact all other lawful business for which corporations may be incorporated pursuant to the laws of the State of Iowa. The Corporation shall have all the powers of a corporation organized under said laws.

                                   ARTICLE IV

                                      TERM

         The Corporation is to have perpetual existence.


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                                    ARTICLE V

                                  INCORPORATOR

         The name and mailing address of the incorporator was as follows:

         Name                                        Mailing Address
         ----                                        ---------------

         Roy W. Meadows                              RFD 2
                                                     Grimes, Iowa  50111

                                   ARTICLE VI

                                  CAPITAL STOCK

         The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 1,500,000, of which 1,000,000 are to be shares of common stock, $1.00 par value per share, and of which 500,000 are to be shares of serial preferred stock, $100.00 par value per share. The shares may be issued by the Corporation without the approval of stockholders.

         A description of the different classes and series of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

         A. COMMON STOCK. Except as provided in these Articles of Amendment, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

         Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

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         B.  SERIAL PREFERRED STOCK. Except as provided in these Articles of
Amendment, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

         1. the distinctive serial designation and the number of shares of such series; and

         2. the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends; and

         3. the voting powers, full or limited, if any, of the shares of such series; and

         4. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed; and

         5. the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

         6. whether the shares of such series shall be entitled to the benefits of a sinking or retirement funds to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds; and

         7. whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

         8. the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

         9. whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.

         C. SERIES 1 NONVOTING, CUMULATIVE PERPETUAL PREFERRED STOCK. At the effective time of the Merger, each of the 9,000 shares of 8% Nonvoting, Cumulative Perpetual Preferred Stock of the Corporation, $100.00 par value per share, shall be converted into one share of fully paid and nonassessable serial preferred stock, resulting in a total of 9,000 such shares which are hereby designated the Series 1 Nonvoting, Cumulative Perpetual Preferred Stock, $100.00 par value per


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share, of the Corporation (the "Series 1 Preferred Stock"), which shall have the following powers, designations, preferences, rights, qualifications, limitations and restrictions:

         Shares of Series 1 Preferred Stock shall be nonvoting except as otherwise required by law.

         No dividends shall be paid or set apart for payment on common stock during any fiscal year of the Corporation unless a dividend, as set forth hereinafter, for the then current fiscal year has been paid on the Series 1 Preferred Stock. Holders of shares of Series 1 Preferred Stock shall be entitled to receive, but only as and when declared by the Board of Directors of the Corporation, out of funds of the Corporation legally available for such purposes, annual dividends of Eight Dollars ($8.00) per share. The right to such dividends on Series 1 Preferred Stock shall be cumulative, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series 1 Preferred Stock, unpaid dividends shall accumulate as against the holders of common stock, so that such sums in any later years shall be paid to the holders of the Series 1 Preferred Stock with respect to any prior year or years when dividends were not paid. The determination of the Board of Directors of the Corporation at any time as to the amount of funds of the Corporation legally available for payment of dividends shall be binding and conclusive on the holders of all of the issued and outstanding shares of stock of the Corporation.

         In the event of any liquidation or dissolution or winding up, whether voluntary or involuntary, of the Corporation, holders of each series (all of which shall rank pari passu unless a series is specifically designated as subordinate) of Preferred Stock shall be entitled to be paid in full the sum of One Hundred Dollars ($100.00) per share, together with any accrued but unpaid dividends accrued thereon, and after such payments the remaining assets, if any, of the Corporation shall be distributed, first, among the holders of any other shares of preferred stock in accordance with the terms of such preferred stock and, second, amongthe holders of common stock according to their respective shares.

         D. SERIES 2 NONVOTING, NONCUMULATIVE PERPETUAL PREFERRED STOCK. At the effective time of the Merger, each of the 8,000 shares of 10% Nonvoting, Noncumulative Perpetual Preferred Stock of Spectrum Bancorporation, Inc., a Delaware corporation, $.01 par value per share ("Spectrum Preferred Stock") owned other than by Decatur Corporation, shall be converted into one share of fully paid and nonassessable serial preferred stock, resulting in a total of 8,000 such shares which are hereby designated the Series 2 Nonvoting, Noncumulative Perpetual Preferred Stock, $100.00 par value per share, of the Corporation (the "Series 2 Preferred Stock"), which shall have the following powers, designations, preferences, rights, qualifications, limitations and restrictions:

         Shares of Series 2 Preferred Stock shall be nonvoting except as otherwise required by law.

         No dividends shall be paid or set apart for payment on common stock during any fiscal year of the Corporation unless a dividend, as set forth hereinafter, for the then urrent fiscal year has been paid on the Series 2 Preferred Stock. Holders of shares of Series 2 Preferred Stoc shall be entitled to receive, but only as and when declared by the Board of Directors of the Corporation, out of funds of the Corporation legally available for such purposes, annual dividends of Ten Dollars ($10.00) per share. The right to such dividends on Series 2 Preferred Stock shall not be cumulative, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series 2 Preferred Stock, unpaid dividends shall not accumulate as against the holders of common stock, so that no sums in any later years shall be paid to the holders of the Series 2 Preferred

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Stock with respect to any prior year or years when dividends were not paid, and so that in no event shall the holders of the Series 2 Preferred Stock receive dividends of more than Ten Dollars ($10.00) per share in any fiscal year. The determination of the Board of Directors of the Corporation at any time as to the amount of funds of the Corporation legally available for payment of dividends shall be binding and conclusive on the holders of all of the issued and outstanding shares of stock of the Corporation.

         In the event of any liquidation or dissolution or winding up, whether voluntary or involuntary, of the Corporation, holders of each series (all of which shall rank pari passu as between series unless a series is specifically designated as subordinate) of Preferred Stock shall be entitled to be paid in full the sum of One Hundred Dollars ($100.00) per share, together with any declared but unpaid dividends accrued thereon, and after such payments the remaining assets, if any, of the Corporation shall be distributed, first, among the holders of any other shares of preferred stock in accordance with the terms of such preferred stock and, second, among the holders of common stock according to their respective shares.

         Each of the 10,000 shares of Spectrum Preferred Stock that are issued and outstanding immediately prior to the Effective Time and owned by Decatur Corporation shall thereupon and without any further action be cancelled and cease to exist.

                                   ARTICLE VII

                              NO PREEMPTIVE RIGHTS

     No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                  ARTICLE VIII

                              REPURCHASE OF SHARES

     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law or regulation.


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                                   ARTICLE IX

                       ELIMINATION OF DIRECTORS' LIABILITY

     Directors of the Corporation shall have no liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article IX shall not eliminate liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 833 of the Iowa Business Corporation Act, or (iv) for any transaction from which a director derives an improper personal benefit. If the Iowa Business Corporation Act is amended after the effective date of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE X

                                 INDEMNIFICATION

     A. INDEMNITY. The Corporation shall indemnify, in the manner and to the extent provided in the Iowa Business Corporation Act as in effect on the effective date of the Merger, any person entitled to indemnification thereunder.

     B. ADVANCE PAYMENT. The Corporation may pay in advance or reimburse any expenses (including attorneys' fees) which may become subject to indemnification under paragraph A if the person receiving the payment or reimbursement undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Corporation under paragraph A.

     C. NONEXCLUSIVE. The indemnification and advancement of expenses provided by paragraphs A and B or otherwise granted pursuant to Iowa law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     D. CONTINUATION. The indemnification and advance payment provided by paragraphs A and B shall continue as to a person who has ceased to hold a position referred to in paragraph A and shall inure to his heirs, executors and administrators.

     E. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position referred to in paragraph A, against any liability asserted against him and incurred by him in any such position referred to in paragraph A, against any liability asserted against him and incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A and B of this Article X.

     F. SAVINGS CLAUSE. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses


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(including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this
Article X that shall not have been invalidated and to the full extent permitted by applicable law.

     G. AMENDMENT. If Iowa law is amended to permit further indemnification of the directors, officers, employees and agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the Iowa law, as so amended. Any repeal or modification of this Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent existing at the time of such repeal or modification.

                                   ARTICLE XI

                               AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

                                   ARTICLE XII

                       AMENDMENT OF ARTICLES OF AMENDMENT

     The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in these Articles of Amendment in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation.


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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          SPECTRUM BANCORPORATION, INC.


TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

         Pursuant to Section 490.602 of the Iowa Business Corporation Act, the Articles of Incorporation of Spectrum Bancorporation, Inc., an Iowa corporation (the "Corporation"), are hereby amended by establishing a series of the Corporation's presently authorized Preferred Stock, $100.00 par value per share, which series shall be designated as "Series 3 Nonvoting, Noncumulative Perpetual Preferred Stock" (the "Series 3 Preferred Stock"). The Series 3 Preferred Stock shall consist of 100,000 shares and shall have the following powers, designations, preferences, rights, qualifications, limitations and restrictions:

     Shares of Series 3 Preferred Stock shall be nonvoting except as otherwise required by law.

     No dividends shall be paid or set apart for payment on common stock during any fiscal year of the Corporation unless a dividend, as set forth hereinafter, for the then current fiscal year has been paid on the Series 3 Preferred Stock. Holders of shares of Series 3 Preferred Stock shall be entitled to receive, but only as and when declared by the board of directors of the Corporation, out of funds of the Corporation legally available for such purposes, dividends payable semiannually in arrears on July 30 and January 30 of each year commencing from date of original issuance of the shares of the Series 3 Preferred Stock at a rate per annum initially equal to the Prime Rate (as hereinafter defined) as in effect on the date of original issuance of such shares plus 100 basis points, and thereafter reset annually on January 1 of each year to such Prime Rate as in effect on such January 1 plus 100 basis points. For these purposes, the "Prime Rate" shall mean the prime rate as reported by The Wall Street Journal as in effect on each date of determination or on the next following business day if such rate is not so reported for such date.

     The right to such dividends on Series 3 Preferred Stock shall not be cumulative, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series 3 Preferred Stock, unpaid dividends shall not accumulate as against the holders of common stock, so that no sums in any later years shall be paid to the holders of the Series 3 Preferred Stock with respect to any prior year or years when dividends were not paid, and so that in no event shall the holders of the Series 3 Preferred Stock receive dividends with respect to any fiscal year greater than an amount as determined above. The determination of the Board of Directors of the Corporation at any time as to the amount of funds of the Corporation legally available for payment of dividends shall be binding and conclusive on the holders of all of the issued and outstanding shares of stock of the Corporation. Holders of Series 3 Preferred Stock shall not be entitled to any dividends except as provided above.

     In the event of any liquidation or dissolution or winding up, whether voluntary or involuntary, of the Corporation, holders of each series (all of which shall rank pari passu as between series unless a series is specifically designated as subordinate) of Preferred Stock shall be entitled to be paid in full the sum of One Hundred Dollars ($100.00) per share, together with any declared but unpaid dividends accrued thereon, and after such payments the remaining assets, if any, of the

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Corporation shall be distributed, first, among the holders of any other shares of preferred stock in accordance with the terms of such preferred stock and, second, among the holders of common stock according to their respective shares.

     Shares of Series 3 Preferred Stock shall not be convertible into or exchangeable for shares of any other class or classes or any other series of any class of stock of the Corporation.

     The effective time and date of this document is 8:00 a.m. January 3, 2001.

     Dated November 30, 2000.

                                  SPECTRUM BANCORPORATION, INC


                             By: /s/ Deryl F. Hamann
                                 -------------------------
                                 Chairman